EXHIBIT 23.1


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-87715, 333-39129, 333-59859, 33-85272,
33-94972, 333-41954, 333-54010, 333-63156 and 333-100094) and the Registration
Statement on Form S-3 (No. 333-86072) of Mattson Technology, Inc. of our reports dated February 12, 2003, except as to Note 16, which is as of March 17, 2003 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.





PricewaterhouseCoopers LLP

San Jose, California
March 31, 2003